Exhibit 23.1

First Financial Bank Building 400 Pine Street, Ste. 600, Abilene, TX 79601 325.672.4000 / 800.588.2525 / f: 325.672.7049 www.dkcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-182360 and 333-204452 on Form S-8 of our report dated February 26, 2016, relating to the financial statements of Eagle Bancorp Montana, Inc. (which report expresses an unqualified opinion), appearing in this Annual Report on Form 10-K of Eagle Bancorp Montana, Inc. for the year ended December 31, 2015.

Certified Public Accountants

Abilene, Texas
March 15, 2016